Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Avery Dennison Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Equity(1)	Common Stock, $1.00 par value per share	Rule 457(c) and Rule 457(h)	1,000,000	$170.16	$170,160,000	$0.0001102	$18,751.63

Total Offering Amounts					$170,160,000		$18,751.63

Total Fee Offsets							—

Net Fee Due							$18,751.63

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Avery Dennison Corporation Employee Savings Plan.

(2)	For purposes of computing the registration fee only. Pursuant to Rule 457(c) and (h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company’s Common Stock on the New York Stock Exchange on October 26, 2022.